Exhibit 99.6

LIMITED WAIVER AND RELEASE OF RIGHTS TO TERMINATE

FOR GOOD REASON UNDER THE CHANGE-IN-CONTROL AGREEMENT

This Limited Waiver and Release of Rights to Terminate for Good Reason Under the Change-in-Control Agreement (“Waiver and Release of Rights Agreement”) by and between INVITROGEN CORPORATION, a Delaware corporation (“Company”), and Pete M. Leddy (“Executive”), dated as of the 21st day of November 2008.

WHEREAS, Company and Executive are parties to a Change-in-Control Agreement dated July 5, 2005 (“Change-in-Control Agreement”), attached hereto as Exhibit 1, and

WHEREAS, pursuant to Section 5(c) of the Change-in-Control Agreement, Executive has the right to terminate his employment for “Good Reason” upon the occurrence of certain events or circumstances following a Change in Control, and

WHEREAS, pursuant to Section 6 of the Change-in-Control Agreement, Executive would be entitled to certain benefits were Executive to terminate employment for Good Reason, and

WHEREAS, Company has entered into an Agreement and Plan of Merger with Atom Acquisition, LLC (“Merger Sub”) and Applera Corporation (“Applera”) dated June 11, 2008 (the “Merger Agreement”) pursuant to which Applera will merge with and into Merger Sub (the “Merger”), and

WHEREAS, upon the Closing Date (as defined in the Merger Agreement) the Merger, shall constitute a Change in Control pursuant to the Change-in-Control Agreement, and

WHEREAS, such Merger may result in organizational changes impacting Company that may trigger Executive’s right to terminate his employment for Good Reason and receive certain benefits pursuant to Section 6 of the Change-in-Control Agreement, and

WHEREAS, Company seeks to retain the ongoing employment and services of Executive following the Merger and Executive’s agreement not to solicit Company’s employees and Executive seeks to remain employed by Company in exchange for certain additional compensation and equity.

NOW THEREFORE, in consideration of the mutual promises and agreements contained in this Waiver and Release of Rights Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Executive and Company hereby agree as follows:

1. Enhanced Compensation Package. In exchange for the promises and covenants set forth herein, Company agrees to provide Executive with an “Enhanced Compensation Package” to which Executive is not otherwise entitled, provided the Merger closes and Executive executes this Waiver and Release of Rights Agreement. The Enhanced Compensation Package shall include an increased base salary, an accelerated equity award and a Synergy Bonus. The specific details of Executive’s Enhanced

Compensation Package are set forth on Exhibit 2 hereto, and incorporated herein by reference. Executive acknowledges and agrees that this Enhanced Compensation Package constitutes adequate legal consideration for the promises and representations made by Executive in this Waiver and Release of Rights Agreement. Notwithstanding the above, the parties agree that the (A) Synergy Bonus described in paragraph 3 of Exhibit 2 shall not be included as part of the compensation or benefits described in Section 4(b) of the Change-in-Control Agreement, (B) calculation of any benefits due pursuant to the Change-in-Control Agreement shall not be based on, calculated from, or in any way include any portion of such Synergy Bonus, and (C) Synergy Bonus shall not be considered a “Payment” for purposes of Section 11 of the Change-in-Control Agreement and will not be included in any calculations referenced in Section 11.

2. Release and Waiver of Rights to Terminate For Good Reason. In exchange for the Enhanced Compensation Package described in paragraph 1 above and in Exhibit 2 hereto, Executive, on behalf of himself, his heirs and assigns, unconditionally, irrevocably and absolutely waives and releases Executive’s rights, if any, to receive the benefits provided under the Change-in-Control Agreement as a result of claims arising under certain subsections of Section 4 (which are identified below) or the Executive’s termination of employment for Good Reason pursuant to certain subsections of Section 4 and Section 5(c) of Executive’s Change-in-Control Agreement (i) for purposes of the Merger only, (ii) during the “Employment Period,” as defined in Section 3 of Executive’s Change-in-Control Agreement, and (iii) provided Gregory Lucier remains the Chief Executive Officer (“CEO”) of the surviving parent entity during this Employment Period as follows:

2.1 Subsection 5(c)(i) is waived in its entirety (as is Section 4(a)(i)(A) with regard to diminished position, authority, duties and responsibilities and any Company obligation with respect thereto); provided, however, that Executive shall not be required to report to any position more than one reporting level below the CEO and Executive shall remain in the EL-2 pay band (or its successor pay band if the Company were to restructure or rename its pay bands);

2.2 Subsection 5(c)(ii) is waived provided, however, during the Employment Period Executive’s base salary and incentive compensation annual bonus target shall not be reduced, Executive’s next salary review will occur approximately in January 2010 and Executive (and/or Executive’s family as applicable) shall remain eligible to participate in any Company Savings, Retirement, Welfare, Business Expense Reimbursement, Fringe Benefits, Office and Support Staff, Vacation and other benefit programs to the same extent as generally provided to other peer executives at Company and its “affiliated companies” (as defined in Subsection 4(b)(i) of the Change-in-Control Agreement), which may be amended or modified by the Company in its sole discretion subject to the terms of such plan, provided, however, that benefit programs provided through Applera or its subsidiaries, including Applied BioSystems, prior to the Closing Date that are continued after the Closing Date solely for Applera or Applied BioSystems’ current or former employees shall not be considered to be “generally provided” as that term is used in this provision;

2.3 Subsection 5(c)(iii) and 4(a)(i)(B) are not waived, provided, however, should Executive be required to relocate during the Employment Period, Executive’s benefits and payments, if any, under the Change-in-Control Agreement as a result of or in connection with such relocation, shall be based on and calculated from Executive’s compensation and benefits as they existed immediately prior to the Closing Date of the Merger and shall not be based on, calculated from, or in any way include the Enhanced Compensation Package referenced herein;

2.4 Subsection 5(c)(iv) is not waived;

2.5 Subsection 5(c)(v) is not waived;

2.6 The provisions of Subsection 4(b)(i) providing Executive with a right to have Executive’s base salary reviewed and increased annually during the Employment Period pursuant to the Change-in-Control Agreement (or any other agreement between Executive and Company) is waived;

2.7 The provisions of Subsection 4(b)(ii) providing that there will be a guaranteed minimum annual bonus paid to the Executive is waived;

2.8 The provisions of Subsection 4(b)(iii) providing that the applicable incentive, savings and retirement plans shall be provided on a no less favorable basis in the aggregate than the most favorable of such plans as in effect at any time during the 90-day period immediately preceding the Effective Date is waived;

2.9 The provisions of Subsection 4(b)(iv) providing that Executive (and/or Executive’s family) shall be entitled to welfare benefit plans on a no less favorable basis in the aggregate than the most favorable of such plans as in effect at any time during the 90-day period immediately preceding the Effective Date is waived;

2.10 The provisions of Subsections 4(b)(v), (vi), (vii) and (viii) providing that Executive shall be entitled to the applicable benefits of those subsections on the most favorable basis in effect at any time during the 90-day period immediately preceding the Effective Date or as in effect thereafter is waived; and

2.11 Executive waives Executive’s right that any good faith determination of “Good Reason” made by Executive shall be conclusive for purposes of Section 5(c).

2.12 By executing this Waiver and Release of Rights Agreement, Executive acknowledges and agrees that Executive is waiving Executive’s rights to terminate Executive’s employment for Good Reason (and the right to receive any resulting benefits) as set forth above for purposes of the Merger only, during the Employment Period, provided Mr. Lucier remains CEO of the surviving parent entity during the Employment Period. This Waiver and Release of Rights Agreement (a) does not waive or release any other rights or obligations of Executive under Executive’s Change-in-Control Agreement including, but not limited to, Executive’s right to receive certain benefits upon termination of employment for reasons other than Good Reason and termination for Good Reason following a future Change in Control unrelated to the Merger and (b) shall expire on the second anniversary of the Closing Date of the Merger.

3. At-Will Employment. Nothing in this Waiver and Release of Rights Agreement is intended to or should be construed to contradict, modify or alter the at-will nature of Executive’s employment with Company. Executive’s employment with Company remains at-will, is not for any specified period, and may be terminated at any time, with or without Cause or advance notice, by either Executive or Company pursuant to the terms of this Waiver and Release of Rights Agreement and Executive’s Change-in-Control Agreement. Any change to the at-will employment relationship must be by specific, written agreement signed by Executive and Company’s CEO.

4. Nonsolicitation of Company’s Employees. Executive agrees that for a period of one (1) year following Executive’s termination from employment with Company, for any reason, Executive will not, either directly or indirectly, separately or in association with others, interfere with, impair, disrupt or damage Company’s business by soliciting, encouraging or recruiting any of Company’s employees or causing others to solicit or encourage any of Company’s employees to discontinue their employment with Company.

5. Waiver of Rights Under Severance Agreement. Notwithstanding this Waiver and Release of Rights Agreement, Executive acknowledges and agrees that to the extent Executive is entitled to receive any benefits under Executive’s Change-in-Control Agreement, Executive hereby waives his rights, if any, to receive any benefits pursuant to Company’s Executive Officer Severance Plan or any other agreement or plan providing for severance or similar benefits.

6. Successors and Assigns. The rights and obligations of Company under this Waiver and Release of Rights Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Company. Executive shall not be entitled to assign any of Executive’s rights or obligations under this Waiver and Release of Rights Agreement.

7. Severability. In the event any provision of this Waiver and Release of Rights Agreement is found to be unenforceable by an arbitrator or court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefit contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such arbitrator or court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.

8. Applicable Law. The validity, interpretation and performance of this Waiver and Release of Rights Agreement shall be construed and interpreted according to the laws of the United States of America and the State of California.

9. Entire Agreement; Modification. This Waiver and Release of Rights Agreement, including the exhibits and agreements referenced herein, the surviving provisions of Executive’s Change-in-Control Agreement and the Synergy Bonus Plan and schedule, and the amendment to the Change-in-Control Agreement addressing Code Section 409A, is intended to be the entire agreement between the parties and supersedes and cancels any and all other and prior agreements, written or oral, between the parties regarding this subject matter. This Waiver and Release of Rights Agreement may be amended only by a written instrument executed by all parties hereto.

10. Change-in-Control Agreement. Except as set forth herein, the Change-in-Control Agreement remains in full force and effect. In the event that the Merger does not close, this Waiver and Release of Rights Agreement shall be null, void and of no further force and effect.

11. Consideration Period. Executive shall have five (5) business days from receipt of this Waiver and Release of Rights Agreement to consider whether or not to enter into it and to review it with Executive’s own counsel, at Executive’s election. Company shall make independent counsel available to Executive at Company’s expense. Executive may elect to engage other counsel at Executive’s own expense. If Executive does not return the executed Waiver and Release of Rights Agreement to the Company by close of business on the fifth business day following receipt, Company will assume Executive is not interested in the Enhanced Compensation Package and the offer of the Waiver and Release of Rights Agreement will be automatically withdrawn.

THE PARTIES TO THIS WAIVER AND RELEASE OF RIGHTS AGREEMENT HAVE READ THE FOREGOING WAIVER AND RELEASE OF RIGHTS AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE EXECUTED THIS WAIVER AND RELEASE OF RIGHTS AGREEMENT ON THE DATES SHOWN BELOW.

Dated:	11/17/08	By:	/s/ Pete M. Leddy
Pete M. Leddy

Dated:	11/20/08	INVITROGEN CORPORATION

		By:	/s/ Greg Lucier
Greg Lucier
Chairman & CEO

EXHIBIT 2

Upon the Closing Date of the Merger, Pete M. Leddy (“Executive”) shall hold the following position, reporting relationship, and pay band:

Position:	SVP, Human Resources

Reports to:	CEO (Greg Lucier)

Level:	EL – 2

Executive’s Enhanced Compensation Package provided to Executive by Company in exchange for the promises and covenants set forth in this Waiver and Release of Rights Agreement shall include the following:

1.	Base Salary. Company agrees to provide Executive with an increased base salary. The new base salary shall be $450,000.00 annually (“New Base Salary”), less all appropriate federal and state income and employment taxes. This New Base Salary is provided in exchange for Executive’s promises set forth herein and is not an increase that is being awarded in the ordinary course of business to Executive or Executive’s peers. The New Base Salary shall be effective immediately on the Closing Date of the Merger provided Executive has executed this Waiver and Release of Rights Agreement.

2.

Equity Incentive Award. Following Executive’s execution of this Waiver and Release of Rights Agreement, and upon the Closing Date, Executive will be granted an accelerated 2009 equity incentive award described below (“Equity Incentive Award”). Through that Equity Incentive Award, Executive will be granted an option to purchase a number of shares of Company common stock that have a grant face value of $1,650,000 (“the Option”). The number of shares subject to the Option will be determined by dividing the grant face value by the Fair Market Value (as defined in the Invitrogen Corporation 2004 Equity Incentive Plan) on the date of the grant. The Option will be granted on the Closing Date and will vest annually over four (4) years in 25% installments. On the Closing Date, as part of the Equity Incentive Award, Executive will also be granted a number of restricted stock units of Company common stock that have a grant face value of $550,000, which will vest 100% on the 3rd anniversary of the date of the grant (“RSU Award”). The number of restricted stock units granted will be determined by dividing the grant face value by the Fair Market Value (as defined in the Invitrogen Corporation 2004 Equity Incentive Plan) on the date of the grant. The RSU Award is not subject to any performance criteria. The Equity Incentive Award will be subject to the terms and conditions of the Invitrogen Corporation 2004 Equity Incentive Plan and the applicable restricted stock units agreement and nonstatutory stock option agreement, which will not be inconsistent with the terms of this Waiver and Release of Rights Agreement and which Executive will be required to sign as a condition of receiving the Equity Incentive Award. Should Executive’s employment be terminated by Company without Cause (as defined in the Change-in-Control Agreement) or Executive resign Executive’s employment for Good Reason (as modified in this Waiver and Release of Rights Agreement) during the Employment Period, Executive’s Equity Incentive Award shall immediately become fully vested and exercisable.

3.	Synergy Bonus. Executive shall be eligible to earn a bonus based on certain milestones (“Synergy Goals”) to be established for Executive by Company for Executive’s performance during calendar years 2009 and 2010. These Synergy Goals will be set forth in a schedule that will be provided to Executive within the first 60 days of calendar year 2009. Provided such Synergy Goals are satisfied, Executive’s total target Synergy Bonus for the 2009 and 2010 calendar years shall be $506,250 (“Synergy Bonus Target”), less all appropriate federal and state income and employment taxes. Sixty percent (60%) of the Synergy Bonus Target or $303,750 (“2009 Target”) will be payable provided Executive achieves the Synergy Goals established for the 2009 calendar year by the end of 2009. The remaining forty percent (40%) of the Synergy Bonus Target or $202,500 (“2010 Target”) will be payable provided Executive achieves the Total Synergy Goal (combined amount of Synergy Goals for 2009 and 2010) by the end of 2010. All terms and conditions of the Synergy Bonus will be governed by and subject to the Synergy Bonus Plan, which is attached to the Waiver and Release of Rights Agreement as Exhibit 3.